KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022 - 3852

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                                    January 27, 2004





Conestoga Funds
Five Tower Bridge
300 Barr Harbor Drive, Suite 560
West Conshohocken, PA  19428

      Re:   Conestoga Funds
            Post-Effective Amendment No. 1
            File Nos. 333-90720; 811-21120
            ------------------------------

Gentlemen:

      We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 1 to the Conestoga Funds' Registration Statement on Form N-1A.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP